Dallas

invitation homes

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
FIRST QUARTER 2024

Tampa

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports First Quarter 2024 Results
Dallas, TX, April 30, 2024 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation’s premier single-family home leasing and management company, today announced its First Quarter 2024 financial and operating results.

First Quarter 2024 Highlights
•Year over year, total revenues increased 9.5% to $646 million, property operating and maintenance costs increased 10.5% to $230 million, net income available to common stockholders increased 18.4% to $142 million, and net income per diluted common share increased 18.2% to $0.23.
•Year over year, Core FFO per share increased 5.7% to $0.47 and AFFO per share increased 6.8% to $0.41.
•Same Store NOI increased 4.7% year over year on 5.6% Same Store Core Revenues growth and 7.4% Same Store Core Operating Expenses growth.
•Same Store Bad Debt was 1.0% of gross rental revenue, representing four consecutive quarters of improvement and a year over year improvement of approximately 80 basis points.
•Same Store Average Occupancy was 97.6%, down 20 basis points year over year and up 50 basis points from the prior quarter.
•Same Store renewal rent growth of 5.8% and Same Store new lease rent growth of 0.8% drove Same Store blended rent growth of 4.4%.
•Acquisitions by the Company and the Company's joint ventures totaled 273 homes for approximately $96 million while dispositions totaled 399 homes for approximately $157 million.
•As previously announced in January 2024, the Company began providing professional property and asset management services to portfolio owners of single-family homes for lease. This was launched through an inaugural agreement with a third-party portfolio owner that brought over 14,000 single-family homes onto the Company’s industry-leading management platform.
•In March 2024, the Company entered into a third-party agreement to provide property and asset management services for a portfolio of approximately 3,000 single-family homes for lease, which is expected to commence May 15, 2024.

Subsequent to quarter end and concurrent with this earnings release, the Company announced it has entered into a new joint venture agreement whereby Invitation Homes has made a $37.5 million investment, representing a 7.2% ownership interest, in a portfolio of approximately 3,700 single-family homes for lease. The Company also expects to provide property and asset management services to those homes and an additional 700 homes beginning in the third quarter of 2024.

Comments from Chief Executive Officer Dallas Tanner
“We’re pleased to start 2024 with strong operating results and execution on our growth strategy. This includes first quarter Same Store average occupancy of 97.6%, net operating income growth of 4.7%, blended lease rate growth of 4.4%, and a substantial improvement in bad debt year over year. As the nation’s premier single-family home leasing and management company, the rapid growth of our third-party management business is attributable to the high value of our platform, scale, and people. I’d like to thank our associates for their hard work in making this a seamless transition to date, as well as extend my appreciation to all of our esteemed partners for putting their trust in us. We look forward to working with them and continuing to forge new relationships with those who desire our industry-leading management experience.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q1 2024	Q1 2023
Net income	$0.23	$0.20
FFO	0.43	0.42
Core FFO	0.47	0.44
AFFO	0.41	0.38

Net Income
Year over year, net income per common share — diluted for Q1 2024 increased 18.2% to $0.23, primarily due to an increase in gain on sale of property, net of tax.
Core FFO
Year over year, Core FFO per share for Q1 2024 increased 5.7% to $0.47, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q1 2024 increased 6.8% to $0.41, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	78,487

	Q1 2024	Q1 2023
Core Revenues growth (year over year)	5.6%
Core Operating Expenses growth (year over year)	7.4%
NOI growth (year over year)	4.7%

Average Occupancy	97.6%	97.8%
Bad Debt % of gross rental revenue	1.0%	1.8%
Turnover Rate	5.2%	5.2%

Rental Rate Growth (lease-over-lease):
Renewals	5.8%	7.8%
New Leases	0.8%	5.3%
Blended	4.4%	7.1%

Same Store NOI
For the Same Store Portfolio of 78,487 homes, Same Store NOI for Q1 2024 increased 4.7% year over year on Same Store Core Revenues growth of 5.6% and Same Store Core Operating Expenses growth of 7.4%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 4

Same Store Core Revenues
Same Store Core Revenues growth for Q1 2024 of 5.6% year over year was primarily driven by a 4.6% increase in Average Monthly Rent, an 80 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and a 15.9% increase in other income, net of resident recoveries, partially offset by a 20 basis point year over year decline in Average Occupancy.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q1 2024 increased 7.4% year over year, primarily attributable to an 11.8% increase in fixed expenses that was partially offset by a 0.5% decrease in controllable expenses. The 11.8% increase in fixed expenses was primarily attributable to property taxes expense, which for Q1 2024 increased 11.6% year over year. As previously disclosed, due to the underaccrual of property taxes expense in the first three quarters of 2023, and the associated catch up in Q4 2023, the Company expects property taxes expense growth for the first three quarters of 2024 to be elevated, prior to normalizing in Q4 2024 to result in the Company’s expected guidance range for FY 2024 property taxes expense growth of 8% to 10%.

Investment and Property Management Activity
Acquisitions for Q1 2024 totaled 273 homes for approximately $96 million through the Company's various acquisition channels. This included 257 wholly owned homes for approximately $91 million in addition to 16 homes for approximately $5 million in the Company's joint ventures. Dispositions for Q1 2024 included 379 wholly owned homes for gross proceeds of approximately $148 million and 20 homes for gross proceeds of approximately $9 million in the Company's joint ventures.

As previously announced in January 2024, the Company began providing professional property and asset management services to portfolio owners of single-family homes for lease. This was launched through an inaugural agreement with a third-party portfolio owner that brought over 14,000 single-family homes onto the Company’s industry-leading management platform.

In March 2024, the Company entered into a third-party agreement to provide property and asset management services for a portfolio of approximately 3,000 single-family homes for lease, which is expected to commence May 15, 2024.

Subsequent to quarter end and concurrent with this earnings release, the Company announced it has entered into a new joint venture agreement whereby Invitation Homes has made a $37.5 million investment, representing a 7.2% ownership interest, in a portfolio of approximately 3,700 single-family homes for lease. The Company also expects to provide property and asset management services to those homes and an additional 700 homes beginning in the third quarter of 2024.

A summary of the Company’s owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of 3/31/2024

	Number of Homes Owned and/or Managed as of 12/31/2023	Acquired or Added In Q1 2024	Disposed or Subtracted In Q1 2024	Number of Homes Owned and/or Managed as of 3/31/2024
Wholly owned homes	84,567	257	(379)	84,445
Joint venture owned homes	3,848	16	(20)	3,844
Managed-only homes	—	14,278	—	14,278
Total homes owned and/or managed (1)	88,415	14,551	(399)	102,567

(1)These figures exclude the additional 7,400 homes described in more detail in the narrative above, as the management contracts for these homes had not yet commenced as of March 31, 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 5

Balance Sheet and Capital Markets Activity
As of March 31, 2024, the Company had $1,738 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of March 31, 2024 was $8,607 million, consisting of $6,575 million of unsecured debt and $2,032 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.4x at March 31, 2024, down from 5.5x as of December 31, 2023. The Company has no debt reaching final maturity until 2026, and in addition, 99.5% of its total debt was fixed rate or swapped to fixed rate and 83.6% of its wholly owned homes were unencumbered as of March 31, 2024.
Subsequent to quarter end and as previously announced on April 29, 2024, the Company’s issuer and issue-level credit ratings were upgraded by Moody’s Investors Service to ‘Baa2’ from ‘Baa3’ with a Stable outlook.

FY 2024 Guidance Details
The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Full year 2024 guidance remains unchanged from initial guidance provided in February 2024, as outlined in the table below.

FY 2024 Guidance

FY 2024 Guidance Ranges
Core FFO per share — diluted	$1.82 to $1.90
AFFO per share — diluted	$1.54 to $1.62

Same Store Core Revenues growth (1)	4.5% to 5.5%
Same Store Core Operating Expenses growth (2)	5.5% to 7.0%
Same Store NOI growth	3.5% to 5.5%

Wholly owned acquisitions	$600 million to $1,000 million
JV acquisitions	$100 million to $300 million
Wholly owned dispositions	$400 million to $600 million

(1)Guidance assumes FY 2024 Average Occupancy is a similar result to FY 2023. Guidance assumes average Bad Debt for FY 2024 in a range of 65 to 95 basis points.
(2)Guidance assumes FY 2024 property tax expense growth in a range of 8% to 10% year over year and FY 2024 insurance expense growth in the mid- to high teens, which has not been updated at this time to reflect the benefit of the Company’s recently completed annual insurance policy renewal that implies FY 2024 insurance expense growth of approximately 7.5% year over year.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on May 1, 2024, to discuss results for the first quarter of 2024. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113. A live audio webcast may be accessed at www.invh.com. A replay of the call will be available through May 31, 2024, and can be accessed by calling 1-800-770-2030 (domestic) or 1-609-800-9909 (international) and using the playback ID 7714113, or by using the link at www.invh.com.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 6

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	972.421.3587
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and rising interest rates), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,186,871	$17,289,214
Cash and cash equivalents	738,125	700,618
Restricted cash	209,281	196,866
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	238,330	247,166
Other assets, net	579,124	528,896
Total assets	$19,209,938	$19,220,967

Liabilities:
Mortgage loans, net	$1,622,036	$1,627,256
Secured term loan, net	401,569	401,515
Unsecured notes, net	3,306,873	3,305,467
Term loan facilities, net	3,213,904	3,211,814
Revolving facility	—	—
Accounts payable and accrued expenses	240,538	200,590
Resident security deposits	180,197	180,455
Other liabilities	74,732	103,435
Total liabilities	9,039,849	9,030,532

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 612,485,098 and 611,958,239 outstanding as of March 31, 2024 and December 31, 2023, respectively	6,125	6,120
Additional paid-in capital	11,153,703	11,156,736
Accumulated deficit	(1,099,957)	(1,070,586)
Accumulated other comprehensive income	74,826	63,701
Total stockholders’ equity	10,134,697	10,155,971
Non-controlling interests	35,392	34,464
Total equity	10,170,089	10,190,435
Total liabilities and equity	$19,209,938	$19,220,967

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q1 2024	Q1 2023
	(unaudited)	(unaudited)
Revenues:
Rental revenues	$571,430	$535,217
Other property income	60,667	51,298
Management fee revenues	13,942	3,375
Total revenues	646,039	589,890

Expenses:
Property operating and maintenance	230,397	208,497
Property management expense	31,237	23,584
General and administrative	23,448	17,452
Interest expense	89,845	78,047
Depreciation and amortization	175,313	164,673
Impairment and other	4,137	1,163
Total expenses	554,377	493,416

Gains (losses) on investments in equity securities, net	(209)	88
Other, net	5,973	(1,494)
Gain on sale of property, net of tax	50,498	29,671
Losses from investments in unconsolidated joint ventures	(5,138)	(4,155)

Net income	142,786	120,584
Net income attributable to non-controlling interests	(436)	(342)

Net income attributable to common stockholders	142,350	120,242
Net income available to participating securities	(192)	(171)

Net income available to common stockholders — basic and diluted	$142,158	$120,071

Weighted average common shares outstanding — basic	612,219,520	611,588,465
Weighted average common shares outstanding — diluted	613,807,166	612,564,298

Net income per common share — basic	$0.23	$0.20
Net income per common share — diluted	$0.23	$0.20

Dividends declared per common share	$0.28	$0.26

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q1 2024	Q1 2023
Net income available to common stockholders	$142,158	$120,071
Net income available to participating securities	192	171
Non-controlling interests	436	342
Depreciation and amortization on real estate assets	171,918	162,084
Impairment on depreciated real estate investments	60	178
Net gain on sale of previously depreciated investments in real estate	(50,498)	(29,671)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,519	2,121
FFO	$266,785	$255,296

Core FFO Reconciliation	Q1 2024	Q1 2023
FFO	$266,785	$255,296
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	9,217	9,132
Share-based compensation expense	7,900	6,498
Severance expense	90	153
Casualty losses, net (1)	4,082	988
(Gains) losses on investments in equity securities, net	209	(88)
Core FFO	$288,283	$271,979

AFFO Reconciliation	Q1 2024	Q1 2023
Core FFO	$288,283	$271,979
Recurring capital expenditures (1)	(37,122)	(37,293)
AFFO	$251,161	$234,686

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,807,166	612,564,298

Net income per common share — diluted	$0.23	$0.20

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,987,206	614,536,039

FFO per share — diluted	$0.43	$0.42

Core FFO per share — diluted	$0.47	$0.44

AFFO per share — diluted	$0.41	$0.38

(1)Includes the Company's share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q1 2024	Q1 2023
Common shares — basic	612,219,520	611,588,465
Shares potentially issuable from vesting/conversion of equity-based awards	1,587,646	975,833
Total common shares — diluted	613,807,166	612,564,298

Weighted average amounts for FFO, Core FFO, and AFFO	Q1 2024	Q1 2023
Common shares — basic	612,219,520	611,588,465
OP units — basic	1,873,341	1,738,779
Shares potentially issuable from vesting/conversion of equity-based awards	1,894,345	1,208,795
Total common shares and units — diluted	615,987,206	614,536,039

Period end amounts for Core FFO and AFFO	March 31, 2024
Common shares	612,485,098
OP units	1,986,509
Shares potentially issuable from vesting/conversion of equity-based awards	1,742,682
Total common shares and units — diluted	616,214,289

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of March 31, 2024
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,393,984		16.2%	4.0%	4.3
Floating — swapped to fixed	638,163		7.4%	4.2%	1.8
Floating	—		—%	—%	—
Total secured	2,032,147		23.6%	4.1%	3.5

Unsecured:
Fixed	3,350,000		38.9%	3.4%	7.4
Floating — swapped to fixed	3,181,837		37.0%	4.0%	2.6
Floating	43,163		0.5%	6.7%	5.2
Total unsecured	6,575,000		76.4%	3.7%	5.1

Total Debt:
Fixed + floating swapped to fixed (3)	8,563,984		99.5%	3.8%	4.7
Floating	43,163		0.5%	6.7%	5.2
Total debt	8,607,147		100.0%	3.8%	4.7
Discount/amortization on Note Payable	(20,716)
Deferred financing costs, net	(42,049)
Total debt per Balance Sheet	8,544,382
Retained and repurchased certificates	(87,477)
Cash, ex-security deposits and letters of credit (4)	(764,359)
Deferred financing costs, net	42,049
Unamortized discount on note payable	20,716
Net debt	$7,755,311

Leverage Ratios	March 31, 2024
Net Debt / TTM Adjusted EBITDAre	5.4	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB	Positive
Moody's Investors Service (5)	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (6)			Unsecured Public Bond Covenant Compliance (7)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	29.8%	≤ 60%	Aggregate debt ratio	36.7%	≤ 65%
Secured leverage ratio	5.9%	≤ 45%	Secured debt ratio	8.4%	≤ 40%
Unencumbered leverage ratio	29.0%	≤ 60%	Unencumbered assets ratio	301.3%	≥ 150%
Fixed charge coverage ratio	4.2 x	≥ 1.5x	Debt service ratio	4.3x	≥ 1.5x
Unsecured interest coverage ratio	5.2 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of March 31, 2024. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Moody's Investors Service upgraded the Company’s issuer and issue-level credit ratings to ‘Baa2’ from ‘Baa3’ with a stable outlook in April 2024.
(6)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(7)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of March 31, 2024
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2024	$—	$—	$—	$—	—%
2025	—	—	—	—	—%
2026	638,163	2,500,000	—	3,138,163	36.6%
2027	990,855	—	—	990,855	11.5%
2028	—	750,000	—	750,000	8.7%
2029	—	725,000	—	725,000	8.4%
2030	—	450,000	—	450,000	5.2%
2031	403,129	650,000	—	1,053,129	12.2%
2032	—	600,000	—	600,000	7.0%
2033	—	350,000	—	350,000	4.1%
2034	—	400,000	—	400,000	4.6%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.7%
	2,032,147	6,575,000	—	8,607,147	100.0%
Unamortized discount on note payable	(1,144)	(19,572)	—	(20,716)
Deferred financing costs, net	(7,398)	(34,651)	—	(42,049)
Total per Balance Sheet	$2,023,605	$6,520,777	$—	$8,544,382
	.
(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q1 2024
Total Portfolio	84,445
Same Store Portfolio	78,487
Same Store % of Total	92.9%

Core Revenues	Q1 2024	Q1 2023	Change YoY
Total Portfolio	$594,302	$554,549	7.2%
Same Store Portfolio	558,439	528,981	5.6%

Core Operating Expenses	Q1 2024	Q1 2023	Change YoY
Total Portfolio	$192,602	$176,531	9.1%
Same Store Portfolio	178,821	166,478	7.4%

Net Operating Income	Q1 2024	Q1 2023	Change YoY
Total Portfolio	$401,700	$378,018	6.3%
Same Store Portfolio	379,618	362,503	4.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change
	Q1 2024	Q1 2023	YoY	Q4 2023	Seq
Revenues:
Rental revenues (1)	$537,204	$510,665	5.2%	$530,385	1.3%
Other property income, net (1)(2)	21,235	18,316	15.9%	20,699	2.6%
Core Revenues	558,439	528,981	5.6%	551,084	1.3%

Fixed Expenses:
Property taxes (3)	98,466	88,258	11.6%	97,132	1.4%
Insurance expenses (4)	10,240	9,305	10.1%	10,301	(0.6)%
HOA expenses	11,342	9,834	15.3%	11,005	3.1%
Total Fixed Expenses	120,048	107,397	11.8%	118,438	1.4%

Controllable Expenses:
Repairs and maintenance, net (5)	21,412	21,803	(1.8)%	22,955	(6.7)%
Personnel, leasing and marketing	22,026	22,109	(0.4)%	21,789	1.1%
Turnover, net (5)	8,886	9,107	(2.4)%	10,189	(12.8)%
Utilities and property administrative, net (5)	6,449	6,062	6.4%	6,682	(3.5)%
Total Controllable Expenses	58,773	59,081	(0.5)%	61,615	(4.6)%

Core Operating Expenses	178,821	166,478	7.4%	180,053	(0.7)%

Net Operating Income	$379,618	$362,503	4.7%	$371,031	2.3%

(1)All rental revenues and other property income are reflected net of Bad Debt, which as a percentage of gross rental revenue, improved by 80 basis points from Q1 2023 to Q1 2024.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $35,023, $30,531, $32,383 for Q1 2024, Q1 2023, and Q4 2023, respectively.
(3)As previously disclosed, due to the underaccrual of property taxes expense in the first three quarters of 2023, and the associated catch up in Q4 2023, the Company expects property taxes expense growth for the first three quarters of 2024 to be elevated, prior to normalizing in Q4 2024 to result in the Company’s expected guidance range for FY 2024 property taxes expense growth of 8% to 10%.
(4)The Company recently renewed its annual insurance policy for the period beginning March 1, 2024, which implies FY 2024 insurance expense growth of approximately 7.5% year over year.
(5)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023

Average Occupancy	97.6%	97.1%	97.0%	97.6%	97.8%
Turnover Rate	5.2%	5.5%	6.8%	6.8%	5.2%
Trailing four quarters Turnover Rate	24.3%	24.3%	N/A	N/A	N/A
Average Monthly Rent	$2,363	$2,348	$2,323	$2,290	$2,260
Rental Rate Growth (lease-over-lease):
Renewals	5.8%	6.7%	6.4%	6.8%	7.8%
New leases	0.8%	(0.4)%	4.6%	6.7%	5.3%
Blended	4.4%	4.3%	5.9%	6.8%	7.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended March 31, 2024 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,488	96.9%	$3,047	$1.79	11.1%
Northern California	4,281	97.8%	2,690	1.71	5.9%
Seattle	4,027	97.8%	2,827	1.47	5.8%
Phoenix	9,233	97.4%	2,035	1.20	9.7%
Las Vegas	3,416	97.1%	2,172	1.10	3.8%
Denver	2,574	97.6%	2,506	1.36	3.3%
Western US Subtotal	31,019	97.4%	2,527	1.44	39.6%

Florida:
South Florida	8,251	97.0%	2,962	1.58	12.2%
Tampa	9,247	95.3%	2,263	1.20	10.6%
Orlando	6,739	96.4%	2,204	1.18	7.5%
Jacksonville	1,996	96.5%	2,151	1.08	2.2%
Florida Subtotal	26,233	96.2%	2,462	1.31	32.5%

Southeast United States:
Atlanta	12,712	96.3%	2,001	0.97	12.6%
Carolinas	5,509	96.7%	2,018	0.95	5.5%
Southeast US Subtotal	18,221	96.4%	2,006	0.96	18.1%

Texas:
Houston	2,340	95.2%	1,890	0.95	2.2%
Dallas	3,000	95.9%	2,223	1.08	3.4%
Texas Subtotal	5,340	95.6%	2,077	1.02	5.6%

Midwest United States:
Chicago	2,487	97.6%	2,344	1.46	2.9%
Minneapolis	1,070	96.6%	2,280	1.16	1.2%
Midwest US Subtotal	3,557	97.3%	2,325	1.36	4.1%

Other (2):	75	65.4%	1,996	0.96	0.1%

Total / Average	84,445	96.7%	$2,358	$1.25	100.0%
Same Store Total / Average	78,487	97.6%	$2,363	$1.26	93.9%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes located outside of the Company's 16 core markets, including those acquired as part of the Company's July 2023 portfolio acquisition that are generally being held for sale or evaluated for disposition once they become vacant.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q1 2024	# Homes	Q1 2024	Q1 2023	Change	Q1 2024	Q1 2023	Change	Q1 2024	Q1 2023	Change
Western United States:
Southern California	7,259	$3,051	$2,914	4.7%	97.8%	98.2%	(0.4)%	$65,520	$60,664	8.0%
Northern California	4,064	2,686	2,608	3.0%	98.2%	98.1%	0.1%	32,675	31,099	5.1%
Seattle	3,822	2,837	2,738	3.6%	98.2%	97.3%	0.9%	32,634	30,820	5.9%
Phoenix	8,475	2,020	1,937	4.3%	98.0%	98.0%	—%	52,753	50,438	4.6%
Las Vegas	2,963	2,176	2,135	1.9%	97.6%	96.6%	1.0%	19,583	18,351	6.7%
Denver	2,352	2,520	2,438	3.4%	98.0%	97.5%	0.5%	18,076	17,450	3.6%
Western US Subtotal	28,935	2,537	2,443	3.8%	97.9%	97.8%	0.1%	221,241	208,822	5.9%

Florida:
South Florida	7,909	2,976	2,795	6.5%	97.5%	98.0%	(0.5)%	70,842	66,466	6.6%
Tampa	8,238	2,258	2,151	5.0%	97.6%	97.9%	(0.3)%	56,802	53,957	5.3%
Orlando	6,264	2,204	2,100	5.0%	97.4%	98.2%	(0.8)%	42,062	40,464	3.9%
Jacksonville	1,907	2,145	2,074	3.4%	97.7%	97.9%	(0.2)%	12,529	12,072	3.8%
Florida Subtotal	24,318	2,468	2,341	5.4%	97.5%	98.0%	(0.5)%	182,235	172,959	5.4%

Southeast United States:
Atlanta	12,052	1,997	1,902	5.0%	96.8%	97.5%	(0.7)%	71,041	67,107	5.9%
Carolinas	5,214	2,016	1,931	4.4%	97.8%	98.1%	(0.3)%	31,707	30,196	5.0%
Southeast US Subtotal	17,266	2,002	1,911	4.8%	97.1%	97.7%	(0.6)%	102,748	97,303	5.6%

Texas:
Houston	1,873	1,850	1,793	3.2%	97.5%	97.3%	0.2%	10,573	10,135	4.3%
Dallas	2,548	2,228	2,143	4.0%	97.4%	97.9%	(0.5)%	17,223	16,563	4.0%
Texas Subtotal	4,421	2,068	1,995	3.7%	97.4%	97.6%	(0.2)%	27,796	26,698	4.1%

Midwest United States:
Chicago	2,479	2,344	2,247	4.3%	97.7%	98.1%	(0.4)%	17,106	16,164	5.8%
Minneapolis	1,068	2,281	2,202	3.6%	96.9%	96.7%	0.2%	7,313	7,035	4.0%
Midwest US Subtotal	3,547	2,325	2,233	4.1%	97.5%	97.7%	(0.2)%	24,419	23,199	5.3%

Total / Average	78,487	$2,363	$2,260	4.6%	97.6%	97.8%	(0.2)%	$558,439	$528,981	5.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q1 2024	# Homes	Q1 2024	Q4 2023	Change	Q1 2024	Q4 2023	Change	Q1 2024	Q4 2023	Change
Western United States:
Southern California	7,259	$3,051	$3,023	0.9%	97.8%	97.3%	0.5%	$65,520	$64,763	1.2%
Northern California	4,064	2,686	2,669	0.6%	98.2%	97.6%	0.6%	32,675	32,242	1.3%
Seattle	3,822	2,837	2,818	0.7%	98.2%	97.5%	0.7%	32,634	32,115	1.6%
Phoenix	8,475	2,020	2,012	0.4%	98.0%	97.1%	0.9%	52,753	51,893	1.7%
Las Vegas	2,963	2,176	2,176	—%	97.6%	97.0%	0.6%	19,583	19,325	1.3%
Denver	2,352	2,520	2,505	0.6%	98.0%	97.4%	0.6%	18,076	17,906	0.9%
Western US Subtotal	28,935	2,537	2,522	0.6%	97.9%	97.3%	0.6%	221,241	218,244	1.4%

Florida:
South Florida	7,909	2,976	2,956	0.7%	97.5%	96.8%	0.7%	70,842	69,767	1.5%
Tampa	8,238	2,258	2,242	0.7%	97.6%	97.1%	0.5%	56,802	55,915	1.6%
Orlando	6,264	2,204	2,190	0.6%	97.4%	97.6%	(0.2)%	42,062	41,828	0.6%
Jacksonville	1,907	2,145	2,136	0.4%	97.7%	97.4%	0.3%	12,529	12,424	0.8%
Florida Subtotal	24,318	2,468	2,452	0.7%	97.5%	97.2%	0.3%	182,235	179,934	1.3%

Southeast United States:
Atlanta	12,052	1,997	1,982	0.8%	96.8%	96.3%	0.5%	71,041	70,062	1.4%
Carolinas	5,214	2,016	2,009	0.3%	97.8%	97.2%	0.6%	31,707	31,359	1.1%
Southeast US Subtotal	17,266	2,002	1,990	0.6%	97.1%	96.5%	0.6%	102,748	101,421	1.3%

Texas:
Houston	1,873	1,850	1,841	0.5%	97.5%	97.3%	0.2%	10,573	10,437	1.3%
Dallas	2,548	2,228	2,219	0.4%	97.4%	97.0%	0.4%	17,223	17,116	0.6%
Texas Subtotal	4,421	2,068	2,058	0.5%	97.4%	97.1%	0.3%	27,796	27,553	0.9%

Midwest United States:
Chicago	2,479	2,344	2,333	0.5%	97.7%	97.3%	0.4%	17,106	16,733	2.2%
Minneapolis	1,068	2,281	2,271	0.4%	96.9%	96.5%	0.4%	7,313	7,199	1.6%
Midwest US Subtotal	3,547	2,325	2,314	0.5%	97.5%	97.1%	0.4%	24,419	23,932	2.0%

Total / Average	78,487	$2,363	$2,348	0.6%	97.6%	97.1%	0.5%	$558,439	$551,084	1.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q1 2024	Q1 2024	Q1 2023	Change	Q1 2024	Q1 2023	Change	Q1 2024	Q1 2023	Change	Q1 2024	Q1 2023
Western United States:
Southern California	$65,520	$60,664	8.0%	$18,699	$17,441	7.2%	$46,821	$43,223	8.3%	71.5%	71.3%
Northern California	32,675	31,099	5.1%	8,835	8,459	4.4%	23,840	22,640	5.3%	73.0%	72.8%
Seattle	32,634	30,820	5.9%	8,334	8,551	(2.5)%	24,300	22,269	9.1%	74.5%	72.3%
Phoenix	52,753	50,438	4.6%	9,637	9,756	(1.2)%	43,116	40,682	6.0%	81.7%	80.7%
Las Vegas	19,583	18,351	6.7%	4,408	4,413	(0.1)%	15,175	13,938	8.9%	77.5%	76.0%
Denver	18,076	17,450	3.6%	3,780	3,128	20.8%	14,296	14,322	(0.2)%	79.1%	82.1%
Western US Subtotal	221,241	208,822	5.9%	53,693	51,748	3.8%	167,548	157,074	6.7%	75.7%	75.2%

Florida:
South Florida	70,842	66,466	6.6%	28,575	25,424	12.4%	42,267	41,042	3.0%	59.7%	61.7%
Tampa	56,802	53,957	5.3%	21,493	19,904	8.0%	35,309	34,053	3.7%	62.2%	63.1%
Orlando	42,062	40,464	3.9%	15,001	13,501	11.1%	27,061	26,963	0.4%	64.3%	66.6%
Jacksonville	12,529	12,072	3.8%	4,672	4,112	13.6%	7,857	7,960	(1.3)%	62.7%	65.9%
Florida Subtotal	182,235	172,959	5.4%	69,741	62,941	10.8%	112,494	110,018	2.3%	61.7%	63.6%

Southeast United States:
Atlanta	71,041	67,107	5.9%	23,878	22,115	8.0%	47,163	44,992	4.8%	66.4%	67.0%
Carolinas	31,707	30,196	5.0%	8,864	8,108	9.3%	22,843	22,088	3.4%	72.0%	73.1%
Southeast US Subtotal	102,748	97,303	5.6%	32,742	30,223	8.3%	70,006	67,080	4.4%	68.1%	68.9%

Texas:
Houston	10,573	10,135	4.3%	5,078	5,167	(1.7)%	5,495	4,968	10.6%	52.0%	49.0%
Dallas	17,223	16,563	4.0%	7,649	6,842	11.8%	9,574	9,721	(1.5)%	55.6%	58.7%
Texas Subtotal	27,796	26,698	4.1%	12,727	12,009	6.0%	15,069	14,689	2.6%	54.2%	55.0%

Midwest United States:
Chicago	17,106	16,164	5.8%	7,434	7,301	1.8%	9,672	8,863	9.1%	56.5%	54.8%
Minneapolis	7,313	7,035	4.0%	2,484	2,256	10.1%	4,829	4,779	1.0%	66.0%	67.9%
Midwest US Subtotal	24,419	23,199	5.3%	9,918	9,557	3.8%	14,501	13,642	6.3%	59.4%	58.8%

Same Store Total / Average	$558,439	$528,981	5.6%	$178,821	$166,478	7.4%	$379,618	$362,503	4.7%	68.0%	68.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q1 2024	Q1 2024	Q4 2023	Change	Q1 2024	Q4 2023	Change	Q1 2024	Q4 2023	Change	Q1 2024	Q4 2023
Western United States:
Southern California	$65,520	$64,763	1.2%	$18,699	$17,728	5.5%	$46,821	$47,035	(0.5)%	71.5%	72.6%
Northern California	32,675	32,242	1.3%	8,835	7,845	12.6%	23,840	24,397	(2.3)%	73.0%	75.7%
Seattle	32,634	32,115	1.6%	8,334	8,325	0.1%	24,300	23,790	2.1%	74.5%	74.1%
Phoenix	52,753	51,893	1.7%	9,637	9,604	0.3%	43,116	42,289	2.0%	81.7%	81.5%
Las Vegas	19,583	19,325	1.3%	4,408	4,364	1.0%	15,175	14,961	1.4%	77.5%	77.4%
Denver	18,076	17,906	0.9%	3,780	3,527	7.2%	14,296	14,379	(0.6)%	79.1%	80.3%
Western US Subtotal	221,241	218,244	1.4%	53,693	51,393	4.5%	167,548	166,851	0.4%	75.7%	76.5%

Florida:
South Florida	70,842	69,767	1.5%	28,575	28,966	(1.3)%	42,267	40,801	3.6%	59.7%	58.5%
Tampa	56,802	55,915	1.6%	21,493	21,362	0.6%	35,309	34,553	2.2%	62.2%	61.8%
Orlando	42,062	41,828	0.6%	15,001	14,597	2.8%	27,061	27,231	(0.6)%	64.3%	65.1%
Jacksonville	12,529	12,424	0.8%	4,672	4,629	0.9%	7,857	7,795	0.8%	62.7%	62.7%
Florida Subtotal	182,235	179,934	1.3%	69,741	69,554	0.3%	112,494	110,380	1.9%	61.7%	61.3%

Southeast United States:
Atlanta	71,041	70,062	1.4%	23,878	27,859	(14.3)%	47,163	42,203	11.8%	66.4%	60.2%
Carolinas	31,707	31,359	1.1%	8,864	9,185	(3.5)%	22,843	22,174	3.0%	72.0%	70.7%
Southeast US Subtotal	102,748	101,421	1.3%	32,742	37,044	(11.6)%	70,006	64,377	8.7%	68.1%	63.5%

Texas:
Houston	10,573	10,437	1.3%	5,078	5,053	0.5%	5,495	5,384	2.1%	52.0%	51.6%
Dallas	17,223	17,116	0.6%	7,649	6,823	12.1%	9,574	10,293	(7.0)%	55.6%	60.1%
Texas Subtotal	27,796	27,553	0.9%	12,727	11,876	7.2%	15,069	15,677	(3.9)%	54.2%	56.9%

Midwest United States:
Chicago	17,106	16,733	2.2%	7,434	7,498	(0.9)%	9,672	9,235	4.7%	56.5%	55.2%
Minneapolis	7,313	7,199	1.6%	2,484	2,688	(7.6)%	4,829	4,511	7.0%	66.0%	62.7%
Midwest US Subtotal	24,419	23,932	2.0%	9,918	10,186	(2.6)%	14,501	13,746	5.5%	59.4%	57.4%

Same Store Total / Average	$558,439	$551,084	1.3%	$178,821	$180,053	(0.7)%	$379,618	$371,031	2.3%	68.0%	67.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q1 2024
	Renewal	New	Blended
	Leases	Leases	Average
Western United States:
Southern California	6.1%	7.1%	6.4%
Northern California	5.0%	1.0%	4.0%
Seattle	4.6%	2.5%	4.0%
Phoenix	5.2%	(2.1)%	3.1%
Las Vegas	3.4%	(2.2)%	1.7%
Denver	3.6%	1.6%	2.9%
Western US Subtotal	5.0%	1.5%	4.0%

Florida:
South Florida	7.5%	(0.2)%	5.3%
Tampa	6.7%	0.3%	4.7%
Orlando	6.3%	0.4%	4.4%
Jacksonville	5.5%	(1.0)%	3.5%
Florida Subtotal	6.9%	0.1%	4.8%

Southeast United States:
Atlanta	6.7%	1.2%	5.2%
Carolinas	4.1%	0.6%	3.0%
Southeast US Subtotal	5.9%	1.0%	4.5%

Texas:
Houston	4.6%	(0.2)%	3.4%
Dallas	5.9%	1.0%	4.5%
Texas Subtotal	5.4%	0.5%	4.0%

Midwest United States:
Chicago	5.0%	2.7%	4.5%
Minneapolis	6.7%	(6.7)%	2.1%
Midwest US Subtotal	5.4%	(1.1)%	3.8%

Total / Average	5.8%	0.8%	4.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
R&M OpEx, net	$21,412	$22,955	$27,779	$21,785	$21,803
Turn OpEx, net	8,886	10,189	12,424	11,565	9,107
Total recurring operating expenses, net	$30,298	$33,144	$40,203	$33,350	$30,910

R&M CapEx	$26,125	$27,245	$33,492	$24,469	$24,527
Turn CapEx	8,430	10,271	11,808	9,265	9,841
Total recurring capital expenditures	$34,555	$37,516	$45,300	$33,734	$34,368

R&M OpEx, net + R&M CapEx	$47,537	$50,200	$61,271	$46,254	$46,330
Turn OpEx, net + Turn CapEx	17,316	20,460	24,232	20,830	18,948
Total Cost to Maintain, net	$64,853	$70,660	$85,503	$67,084	$65,278

Per Home	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Total Cost to Maintain, net	$826	$900	$1,089	$855	$832

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Recurring CapEx	$36,923	$40,080	$48,765	$36,173	$37,114
Value Enhancing CapEx	7,300	12,148	14,381	12,875	9,458
Initial Renovation CapEx	7,698	9,656	11,744	4,356	4,037
Disposition CapEx	716	1,021	1,258	1,694	1,825
Total Capital Expenditures	$52,637	$62,905	$76,148	$55,098	$52,434

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q1 2024	Q1 2023
Property management expense (GAAP)	$31,237	$23,584
Adjustments:
Share-based compensation expense	(1,598)	(1,960)
Adjusted property management expense	$29,639	$21,624

Adjusted G&A Expense	Q1 2024	Q1 2023
G&A expense (GAAP)	$23,448	$17,452
Adjustments:
Share-based compensation expense	(6,302)	(4,538)
Severance expense	(90)	(153)
Adjusted G&A expense	$17,056	$12,761

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	December 31, 2023	Q1 2024 Acquisitions (1)		Q1 2024 Dispositions (2)		March 31, 2024
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,553	12	$536,736	77	$593,410	7,488
Northern California	4,309	—	—	28	437,282	4,281
Seattle	4,041	—	—	14	609,021	4,027
Phoenix	9,228	13	384,559	8	279,063	9,233
Las Vegas	3,420	—	—	4	390,500	3,416
Denver	2,584	—	—	10	414,460	2,574
Western US Subtotal	31,135	25	457,604	141	527,673	31,019

Florida:
South Florida	8,294	1	357,982	44	432,455	8,251
Tampa	9,174	113	353,120	40	302,583	9,247
Orlando	6,718	34	349,740	13	309,962	6,739
Jacksonville	1,996	2	320,285	2	381,250	1,996
Florida Subtotal	26,182	150	351,948	99	362,862	26,233

Southeast United States:
Atlanta	12,726	27	323,979	41	244,565	12,712
Carolinas	5,494	28	366,300	13	375,831	5,509
Southeast US Subtotal	18,220	55	345,524	54	276,166	18,221

Texas:
Houston	2,354	2	370,223	16	233,203	2,340
Dallas	2,991	23	285,584	14	283,857	3,000
Texas: Subtotal	5,345	25	292,355	30	256,842	5,340

Midwest United States:
Chicago	2,489	—	—	2	252,500	2,487
Minneapolis	1,076	—	—	6	277,983	1,070
Midwest US Subtotal	3,565	—	—	8	271,613	3,557

Other (3):	120	2	394,916	47	276,092	75

Total / Average	84,567	257	$355,389	379	$390,746	84,445

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,609	—	$—	1	$176,000	2,608
2022 Rockpoint JV (5)	309	10	298,953	—	—	319
FNMA JV (6)	426	—	—	18	446,172	408
Pathway Homes (7)	504	6	371,009	1	411,680	509

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 6.1%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.0%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes located outside of the Company's 16 core markets, including those acquired as part of the Company's July 2023 portfolio acquisition that are generally being held for sale or evaluated for disposition once they become vacant. During Q1 2024, the Company sold 47 of these homes with an average estimated cost basis of $266,396 for an average sales price of $276,092.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of March 31, 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders — As of March 31, 2024
(unaudited)

	Pipeline as of March 31, 2024 (1)(2)	Estimated Deliveries in Q2-Q4 2024	Estimated Deliveries in 2025	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	115	54	61	—	$540,000
Phoenix	122	42	50	30	420,000
Tampa	392	140	74	178	320,000
Orlando	478	118	204	156	430,000
Jacksonville	242	—	40	202	270,000
Atlanta	96	52	44	—	340,000
Carolinas	362	248	88	26	360,000
South Florida	20	20	—	—	360,000
Dallas	42	42	—	—	310,000
Nashville	101	85	16	—	310,000
Total / Average	1,970	801	577	592	$370,000

(1)Represents the number of new homes under contract as of March 31, 2024, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of December 31, 2023	1,789
Q1 2024 additions and cancellations (net)	418
Q1 2024 deliveries	(237)
Pipeline as of March 31, 2024	1,970

Included above is the cancellation of 108 homes within an early-concept community located in the Carolinas that no longer met the Company's return expectations. The Company expects to be refunded all of its deposits paid in accordance with its agreement with the homebuilder.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 28

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company's reserves for residents' accounts receivables balances that are aged greater than 30 days, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 29

EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 30 of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.
The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 31

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the “Revolving Facility”) and its $2,500 million term loan facility (the “2020 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (as amended by the First Amendment, dated as of April 18, 2023, the “Credit Agreement”) and its $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2020 Term Loan Facility, the “Term Loan Facilities”), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the “Term Loan Agreement” and together with the Credit Agreement, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 24, 2023 and Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 32

Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, and August 2, 2023.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 33

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Total revenues (Total Portfolio)	$646,039	$624,321	$617,695	$600,372	$589,890
Management fee revenues	(13,942)	(3,420)	(3,404)	(3,448)	(3,375)
Total portfolio resident recoveries	(37,795)	(35,050)	(36,641)	(32,776)	(31,966)
Total Core Revenues (Total Portfolio)	594,302	585,851	577,650	564,148	554,549
Non-Same Store Core Revenues	(35,863)	(34,767)	(33,416)	(25,689)	(25,568)
Same Store Core Revenues	$558,439	$551,084	$544,234	$538,459	$528,981

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Property operating and maintenance expenses (Total Portfolio)	$230,397	$228,542	$229,488	$213,808	$208,497
Total Portfolio resident recoveries	(37,795)	(35,050)	(36,641)	(32,776)	(31,966)
Core Operating Expenses (Total Portfolio)	192,602	193,492	192,847	181,032	176,531
Non-Same Store Core Operating Expenses	(13,781)	(13,439)	(13,071)	(9,985)	(10,053)
Same Store Core Operating Expenses	$178,821	$180,053	$179,776	$171,047	$166,478

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net income available to common stockholders	$142,158	$129,368	$131,637	$137,698	$120,071
Net income available to participating securities	192	178	181	166	171
Non-controlling interests	436	395	403	418	342
Interest expense	89,845	90,049	86,736	78,625	78,047
Depreciation and amortization	175,313	173,159	170,696	165,759	164,673
Property management expense	31,237	25,246	23,399	23,580	23,584
General and administrative	23,448	22,387	22,714	19,791	17,452
Impairment and other	4,137	3,069	2,496	1,868	1,163
Gain on sale of property, net of tax	(50,498)	(49,092)	(57,989)	(46,788)	(29,671)
(Gains) losses on investments in equity securities, net	209	(237)	499	(524)	(88)
Other, net (1)	(5,973)	(5,533)	2,533	3,941	1,494
Management fee revenues	(13,942)	(3,420)	(3,404)	(3,448)	(3,375)
Losses from investments in unconsolidated joint ventures	5,138	6,790	4,902	2,030	4,155
NOI (Total Portfolio)	401,700	392,359	384,803	383,116	378,018
Non-Same Store NOI	(22,082)	(21,328)	(20,345)	(15,704)	(15,515)
Same Store NOI	$379,618	$371,031	$364,458	$367,412	$362,503

(1)Includes interest income and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 34

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
			Trailing Twelve Months (TTM) Ended
	Q1 2024	Q1 2023	March 31, 2024	December 31, 2023
Net income available to common stockholders	$142,158	$120,071	$540,861	$518,774
Net income available to participating securities	192	171	717	696
Non-controlling interests	436	342	1,652	1,558
Interest expense	89,845	78,047	345,255	333,457
Interest expense in unconsolidated joint ventures	5,235	4,578	18,912	18,255
Depreciation and amortization	175,313	164,673	684,927	674,287
Depreciation and amortization of investments in unconsolidated joint ventures	2,927	2,475	10,921	10,469
EBITDA	416,106	370,357	1,603,245	1,557,496
Gain on sale of property, net of tax	(50,498)	(29,671)	(204,367)	(183,540)
Impairment on depreciated real estate investments	60	178	309	427
Net gain on sale of investments in unconsolidated joint ventures	(381)	(330)	(1,719)	(1,668)
EBITDAre	365,287	340,534	1,397,468	1,372,715
Share-based compensation expense	7,900	6,498	30,905	29,503
Severance	90	153	914	977
Casualty losses, net (1)	4,082	988	11,294	8,200
(Gains) losses on investments in equity securities, net	209	(88)	(53)	(350)
Other, net (2)	(5,973)	1,494	(5,032)	2,435
Adjusted EBITDAre	$371,595	$349,579	$1,435,496	$1,413,480

(1)Includes the Company's share from unconsolidated joint ventures.
(2)Includes interest income and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	March 31, 2024		December 31, 2023
Mortgage loans, net	$1,622,036		$1,627,256
Secured term loan, net	401,569		401,515
Unsecured notes, net	3,306,873		3,305,467
Term loan facility, net	3,213,904		3,211,814
Revolving facility	—		—
Total Debt per Balance Sheet	8,544,382		8,546,052
Retained and repurchased certificates	(87,477)		(87,703)
Cash, ex-security deposits and letters of credit (1)	(764,359)		(713,898)
Deferred financing costs, net	42,049		45,518
Unamortized discounts on note payable	20,716		21,376
Net Debt (A)	$7,755,311		$7,811,345

	For the TTM Ended		For the TTM Ended
	March 31, 2024		December 31, 2023
Adjusted EBITDAre (B)	$1,435,496		$1,413,480

Net Debt / TTM Adjusted EBITDAre (A / B)	5.4	x	5.5	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q1 2024	Q1 2023
Amortization of discounts on notes payable	$660	$400
Amortization of deferred financing costs	4,200	3,911
Change in fair value of interest rate derivatives	1	(15)
Amortization of swap fair value at designation	2,321	2,310
Company's share from unconsolidated joint ventures	2,035	2,526
Total non-cash interest expense	$9,217	$9,132

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2024 Earnings Release and Supplemental Information — page 36